Exhibit 10.1


			     THE MIDLAND COMPANY
		 2000 Associate Discount Stock Purchase Plan

	1.      PURPOSE.

	The purpose of this Plan is to provide employees of Midland and its subsidiaries added incentive to their employment and to encourage their increased efforts to promote the best interests of Midland. The Plan seeks to accomplish this purpose by permitting eligible employees to purchase Common Shares of Midland (the "Common Shares") at below-market prices. For purposes of the Plan, a subsidiary of the corporation of which Midland is the common parent, is as defined by the Internal Revenue Code of 1986, as amended (the "Code") in
Section 424(f). As used in this Plan, the term "Midland" means The Midland Company and all such subsidiaries. This Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code, and all provisions of this Plan are to be construed so as to meet that tax objective.

	2.      ELIGIBILITY.

	This Plan is available to all Eligible Employees. Eligible Employees are those individuals who perform services for Midland, who are treated as employees by Midland for federal income tax purposes, who customarily work in excess of 20 hours per week for Midland and who customarily work for Midland in excess of five months in any calendar year. In the event an individual not treated as an employee for federal income tax purposes is reclassified as an employee by the Internal Revenue Service, such individual shall be treated as an Eligible Employee as of the date Midland receives notice of the individual's reclassification from the Internal Revenue Service, and shall not be considered an Eligible Employee as of any prior date.

	3.      EFFECTIVE DATE; TERM; PURCHASE PERIODS.

	This Plan shall become effective on April 15, 2000 or on such later date as may be specified by the Board of Directors. This Plan shall cease to be effective unless, within 12 months after the date of its adoption by the Board, it has been approved at a meeting of the shareholders of Midland.

	This Plan shall remain in effect until all Common Shares issuable under the Plan have been issued or April 15, 2010, whichever occurs first.

	A "Purchase Period" shall consist of the three month period beginning on each March 1, June 1, September 1 and December 1, each commencing on or after the effective date and prior to termination of the Plan.

	4.      ADMINISTRATION OF THE PLAN.

	The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of Midland. The Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

	Decisions of the Committee shall be final, conclusive and binding upon all persons, including Midland, any participant and any other employee of Midland. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. The Plan shall be administered so as to ensure all participants have the same rights and privileges as are provided by Section 423(b)(5) of the Code.

	5.      BASIS OF PARTICIPATION.

		5.1 Enrollment. Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of the Purchase Period which begins after such employee has become an Eligible Employee. On the first day of each Purchase Period, an Eligible Employee will, for purposes of Section 423 of the Code and the regulations promulgated thereunder, be deemed to have been granted an option to purchase a maximum number of Common Shares in an amount equal to
(i) the dollar amount or percentage of such Eligible Employee's base pay which he has elected through payroll deduction to purchase Common Shares in accordance with the provisions of this Plan, divided by (ii) the purchase price for the Purchase Period as determined in accordance with Section 6 of this Plan. To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization to Midland or its designated agent.

		5.2 Bonus Participation. A participant shall be able to designate that any amount of the participant's cash bonus be deducted for purchase of Common Shares under the Plan. The cash bonus amount designated by a participant through a payroll deduction authorization shall be used to purchase Common Shares at the end of the Purchase Period in which the participant's cash bonus is paid by Midland.

		5.3 Payroll Deduction. A payroll deduction authorization shall become effective on the first day of the Purchase Period following the execution and delivery of such authorization. Each authorization shall direct that payroll deductions be made by the Eligible Employee's employer for each payroll period during which the Eligible Employee is a participant in the Plan. The amount of each payroll deduction for each such payroll period shall be a dollar amount constituting not less than $5 per payroll period nor more than 10% of such person's salary, or such greater or lesser percentages as may be determined by the Committee, of the participant's current regular wage or salary (before withholding or other deductions) paid to the participant by Midland. Notwithstanding the foregoing, a payroll deduction authorization applicable to a bonus pursuant to Section 5.2 shall not be limited, but may be authorized for any amount of the participant's cash bonus.

	Payroll deductions (and any other amount paid under the Plan pursuant to Section 5.5) shall be made for each participant in accordance with the participant's authorization until participation in the Plan terminates, the authorization is revised, or the Plan terminates.

	Subject to Section 8, a participant may not change the amount of payroll deduction during any Purchase Period. Any requested changes on the amount of payroll deductions will be effective beginning on the first day of the next Purchase Period, subject to a participant's right to terminate participation in the Plan at any time as provided in Section 8.

	Payroll deductions shall be credited to an account established for each participant. At the end of each Purchase Period, the amount in each participant's account will be applied to purchase Common Shares for such Purchase Period. No interest shall accrue at any time for any amount credited to a participant's account.

		5.4 Dividend Reinvestment. Cash dividends credited to a participant's account with respect to Common Shares held in a participant's account will be held for the benefit of the participant and applied to the purchase of Common Shares at the end of the Purchase Period.

		5.5 Other Methods of Participation. The Committee may establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, such as delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. In addition, the Committee may allocate one or more shares to the account of any Eligible Employee to be held in such account, but any such shares shall not be subject to the other terms and conditions of the Plan or Section 423 of the Code.

		5.6 Rules and Conditions of Participation. Participants shall be subject to such rules and conditions as the Committee may establish, including, but not limited to the following:

			(i) No participant may purchase more than $25,000 of Common Shares (based upon the Fair Market Value) in one year.

			(ii) An Eligible Employee may not purchase additional Common Shares if immediately thereafter the Eligible Employee would own 5% or more of the total combined voting power or value of all classes of stock of Midland or any subsidiary including stock attributable to the Eligible Employee under Section 424(d) of the Code, and including outstanding options to purchase stock.

			(iii) The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant or Eligible Employee.

	6.      PURCHASE PRICE.

	The Board of Directors will have the discretion to determine the purchase price for Common Shares purchased under the Plan. The purchase price will be determined based on a percentage of the Fair Market Value of the Common Shares. The purchase price shall be equal to or greater than the lesser of
(i) 85% of the Fair Market Value of the Common Shares on the first day of such Purchase Period or (ii) 85% of the Fair Market Value of the Common Shares on the last day of such Purchase Period. "Fair Market Value" means the last closing price for a Common Share on the Nasdaq National Market. If the Shares are not so traded or reported, Fair Market Value shall be set under procedures established by the Committee.

	7.      ISSUANCE OF SHARES.

	Common Shares purchased by each participant shall be considered to be issued and outstanding to the participant's credit as of the close of business on the last day of each Purchase Period. In addition, participants will be deemed, for purposes of Section 423 of the Code and the regulations promulgated thereunder, to have exercised their option to purchase Common Shares, that was granted on the first day of the Purchase Period, on the last day of the Purchase Period.

	Upon 30 days prior written notice to Midland, a participant may withdraw certificates for all or a portion of the Common Shares credited to the participant's account; provided, however, that (i) no such request may be made more frequently than once per Purchase Period; (ii) such request shall be for at least 25 Common Shares; (iii) a participant will be unable to participate in the Plan for 12 months following the withdrawal of the certificate; and (iv) no participant shall be entitled to receive a certificate for any fractional share. A participant may withdraw certificates pursuant to the requirements of Sections
(i), (ii) and (iv) without the application of Section (iii), if the request is made for reasons of hardship as determined in the discretion of the Committee. Midland will pay any stamp taxes imposed in connection with the issuance of any certificate under the Plan.

	After the close of each Purchase Period, a report will be sent to each participant stating entries made to the account, the number of Common Shares purchased and the applicable purchase price.

	8.      TERMINATION OF PARTICIPATION.

	A participant may at any time terminate participation in the Plan, provided such termination is received by Midland or its designated agent in writing prior to the last business day of the Purchase Period for which such termination is to be effective. After termination, a participant may not again commence participation for a period of 12 months. A participant may terminate participation in the Plan without the application of the 12-month restriction on participation if the termination is made for reasons of hardship as determined in the discretion of the Committee. Upon any such termination and upon request by the participant, Midland or its designated agent shall promptly deliver to such participant certificates for the number of full Common Shares held in the account and cash equal to any remaining balances and in lieu of any fractional shares. Such cash equivalent shall be determined by multiplying the fractional share by the Fair Market Value of a Common Share on the last day of the Purchase Period immediately preceding such termination.

	If the participant dies, terminates employment with Midland for any reason, or otherwise ceases to be an Eligible Employee, participation in the Plan shall immediately terminate. In such event, certificates for the number of full Common Shares held in the account, cash equal to any remaining balances and the cash equivalent of any fractional share so held, shall be delivered promptly to such participant.

	9.      TERMINATION OR AMENDMENT OF THE PLAN.

	The Board may terminate the Plan at any time. Notice of termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

	The Plan will terminate in any event when the maximum number of Common Shares to be sold under the Plan has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of allocating available shares among all participants.

	The Board may amend the Plan from time to time; provided, however, no such amendment shall (i) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected; (ii) increase the maximum number of Common Shares which may be purchased under the Plan; (iii) decrease the purchase price of the Common Shares for any purchase period below the lesser of 85% of Fair Market Value on the first or last day of such Purchase Period; or (iv) adversely affect the qualification of the Plan under Section 423 of the Code.

	Upon termination of the Plan, certificates for the number of full Common Shares held in the account, cash equal to any remaining balances and the cash equivalent of any fractional share so held, determined as provided in Section 6, shall be delivered promptly to such participant.

	10.     NON-TRANSFERABILITY.

	No right or interest in this Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. Any attempted assignment, transfer, pledge or other disposition of any rights under this Plan shall be null and void and shall automatically terminate all rights of a participant under the Plan.

	11.     SHAREHOLDER'S RIGHTS.

	No Eligible Employee or participant shall by reason of this Plan have any rights of a shareholder of Midland until and to the extent such person acquires Common Shares as herein provided.


	12.     MAXIMUM NUMBER AND SOURCE OF SHARES; ADJUSTMENTS.

	The maximum number of Common Shares which may be purchased under this Plan is 250,000. Common Shares sold hereunder may be treasury shares, authorized and unissued shares, or a combination thereof. The Committee may also purchase (or direct to be purchased) Common Shares on behalf of the participants through market transactions.

	If Midland shall, at any time, change its issued Common Shares into a different number through stock dividend, stock split, combination or otherwise, the number of Common Shares specified in this Plan shall be proportionately adjusted.

	13.     MISCELLANEOUS.

		13.1 Any Authorization, election, notice or document under this Plan from an Eligible Employee or participant shall be delivered to Midland or its designee and shall be effective when delivered.

		13.2 This Plan, and Midland's obligation to sell and deliver Common Shares hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for Midland, be required.

		13.3 Neither the establishment of this Plan nor the purchase of any Common Shares hereunder shall confer upon any participant any right to continue in the employ of Midland, or interfere in any way with the right of Midland to terminate such employment at any time.

		13.4 The value of, or income arising from, any Common Shares purchased under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by Midland, unless such plan specifically provides to the contrary.

		13.5 Midland may deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Common Shares or the payment of any cash to a participant, payment by the participant of any federal, state, local or foreign taxes required by law to be withheld. The Committee may permit any such withholding obligation to be satisfied by reducing the number of Common Shares otherwise deliverable or by accepting the delivery of previously owned Common Shares. Any fraction of a Common Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the participant.

		13.6 The Committee may provide in its discretion that Midland may reimburse a participant for federal, state, local and foreign tax obligations incurred as a result of the purchase of Common Shares issued under this Plan.


		13.7 This Plan and actions taken in connection with it shall be governed by the laws of the State of Ohio, without giving effect to the conflict of law provisions thereof. Any litigation involving or arising under this Plan shall be maintained solely in the Common Pleas Court of Clermont County, Ohio or in the United States District Court for the Southern District of Ohio.

		13.8 No employee of Midland or member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Common Shares hereunder and, to the fullest extent not prohibited by law, all employees and members shall be indemnified and held harmless by Midland for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Common Shares purchased under this Plan.